Exhibit 99.1

PacificNet Elects Harmen Brenninkmeijer as Executive Director and Board Member

-- New Board Addition Boosts Company's Gaming Expertise with European and Global Gaming Experience by Octavian CEO

Macau, China, February 5, 2008 /Xinhua-PRNewswire/ -- PacificNet, Inc. (NASDAQ: PACT), a leading provider of gaming technology, Customer Relationship Management (CRM) and e-commerce in China, announced today that it has elected Harmen Brenninkmeijer to the PacificNet Board of Directors.

Harmen Brenninkmeijer is the CEO of Octavian International, a recently-acquired subsidiary of PacificNet. Mr. Brenninkmeijer founded Octavian in 2001 to focus on the commercial opportunities presented by the market developing in Russia and to export gaming system technologies from Russia. Today, Octavian is a leading and innovative global developer of networked games and systems for the casino, AWP and lottery markets, and also a leading supplier of third party equipment from many of the gaming world’s leading manufacturers. Octavian was acquired by PacificNet in January 2008 and continues to operate under its own name in gaming markets worldwide.

Prior to founding Octavian, Mr. Brenninkmeijer established a casino gaming division for the Gauselmann Group. During this period he opened and operated a number of casinos, including the Playboy Casino on the island of Rhodes. Before that he worked for Mikohn, where he was responsible for establishing the company’s presence first in Europe, then in South Africa and Asia; traveling extensively, creating a worldwide network within the gaming industry.   Having established a leadership role in the industry he was elected the first chairman of the European Gaming Organization (“EGO”), a position he held for three years. He currently sits on the Advisory Board for the Global Gaming Expo (“G2E”), the world’s leading gaming industry expo, and is a regular speaker and moderator at G2E and other international gaming industry events. Mr. Brenninkmeijer graduated from the InterManagement School in The Hague, Netherlands with a Bachelor of Business degree.

Commenting on his appointment Mr. Brenninkmeijer said: “I am delighted to join the PacificNet board and very much look forward to contributing to the company’s planned growth in the global gaming sector. PacificNet has a strong gaming focus and the acquisition of Octavian has further strengthened that position.”

Tony Tong, Chairman and CEO of PacificNet added: “The gaming industry experience and expertise that Harmen and his team add to the overall PacificNet offering is considerable. Harmen has extensive commercial experience in gaming markets throughout the world, and Octavian games and systems have already been selected in no less than 24 gaming jurisdictions across the globe. The appointment of Harmen to our board is an important step towards PacificNet achieving its ambitions in the growing and hugely exciting global gaming market.”

About PacificNet
PacificNet, Inc. (www.PacificNet.com) is a leading provider of gaming and mobile game technology worldwide with a focus on emerging markets in Asia, Latin America and Europe. PacificNet's gaming products are localized to their specific markets creating an enhanced user experience for players and larger profits for operators. PacificNet’s gaming products include multi-player electronic table games such as baccarat, sicbo and fish-prawn-crab, roulette machines, Server-Based Games (SBG) with multiple client betting stations, slot and bingo machines, Video Lottery Terminals (VLTs), Amusement With Prizes (AWP) machines, gaming cabinet and client/server system designs, online i-gaming software design, and multimedia entertainment kiosks as well as the Octavian line of casino management software, hardware and games. PacificNet's gaming clients include the leading hotels, casinos, and gaming operators in Macau, Europe and elsewhere around the world. PacificNet also maintains legacy subsidiaries in the call center and ecommerce business in China. PacificNet employs about 1,800 staff in its various subsidiaries with offices in the US, Hong Kong, China, UK, Russia, Ukraine, Italy, Germany, Argentina, Colombia, India and Australia.

Safe Harbor Statement
This announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the SEC on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, and fluctuations in quarterly and annual operating results. Further information regarding these and other risks is included in PacificNet's Form 10K and other filings with the SEC.

Contact:

PacificNet USA office:
Jacob Lakhany, Tel: +1-605-229-6678

PacificNet Beijing office:
Becky Zhao, Tel: +86 (10) 59225000
23rd Floor, Building A, TimeCourt, No.6 Shuguang Xili, Chaoyang District, Beijing, China 100028
Email:[Missing Graphic Reference]

PacificNet Shenzhen Office:
Alin Chen,Tel:+86 (755) 33222088
Room 4203, JinZhongHuan Business Center,Futian District, Shenzhen, China 518040

PacificNet Macau office:
Tel: +853 28704154
Unit A-C, 12th Floor, Edificio Commercial I Tak, No. 126, Rua Da Pequim, Macau, China.